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                                                                  EXHIBIT 10.78

                           SECURED PROMISSORY NOTE

$270,808.90                                            Lake Mary, Florida
                                                       June 13, 1995


        FOR VALUE RECEIVED, the undersigned, DMX Integration, Inc. ("Debtor"), promises to pay to the order of ComTel Metals, Inc. ("Lender") at 1 Mill Street, Fort Edward, New York 12828, or at such other place as the holder of this Note may from time to time designate, the principal sum of Two Hundred Seventy Thousand Eight Hundred Eight Dollars and Ninety Cents ($270,808.90) (which amount shall be 70% of the actual cost of the Inventory listed on Schedule 2 to the Agreement of Purchase and Sale of Assets of even date herewith between Debtor and Lender (the "Purchase Agreement")), with interest from the date hereof, on unpaid principal at the prime rate as published in the Wall Street Journal on the date hereof plus 1%, payable interest only semianually with the first such payment due six (6) months from the date hereof. Such payment shall be made in cash, unless payment in kind is permitted pursuant to Section IIB(2)(c) and Attachment 1 of the Purchase Agreement. Principal shall be payable quarterly, on September 12, 1995 and December 12, 1995, in an amount(s) determined under the terms of the Purchase Agreement, until six months from the date hereof. Any remaining balance at the end of such six month period, after any and all credits and adjustments permitted by the Purchase Agreement have been made, shall continue to accrue interest until three (3) years from the date hereof when such remaining balance and all accrued but unpaid interest, shall be due and payable.

        Should interest not be paid when due, it shall thereafter bear like interest as to principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by the laws of the State of Florida.

        At the option of the holder hereof, this Note shall be immediately due and payable, without notice or demand, upon the occurrence at any time of any of the following events of default:

        1. Payment Default. Any default in the payment of principal or interest when due hereunder which default is not cured within ten (10) calendar days;

        2. Inability to Pay Debts. The admission by Debtor of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of Debtor;

        3. Bankruptcy. The commencement of proceedings in bankruptcy, or for the reorganization of Debtor, or for the readjustment of any of the debts of Debtor under the Federal

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Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by Debtor or against Debtor, which shall not be discharged within thirty (30) days of their commencement;

        4. Appointment of Receiver. The appointment of a receiver, trustee or custodian for Debtor, or for any substantial part of the assets of Debtor, or the institution of proceedings for the dissolution or the full or partial liquidation of Debtor, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of Debtor;

        5.      Dissolution.  The dissolution of the Debtor.

        All payments shall be made hereunder by Debtor without reduction or offset for any reason.

        If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

        The undersigned may, at any time and from time to time, without penalty, make prepayments in whole or in part which will be applied to the final payment of principal under this Note, or the principal components of the remaining payments under this Note in the order or inverse order of maturity, all as the holder hereof may determine.

        Presentment, demand and protest, and notices of protest, dishonor, and non-payment of this Note and all notices of every kind, are hereby waived.

        No single or partial exercise of any power hereunder shall preclude the other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

        This Note shall be governed and controlled by the laws of the State of Florida.

        This Note and all rights hereunder may be assigned by Lender without written notice to Debtor, but may not be assigned by Debtor without prior written consent of Lender.

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        The obligations of Debtor hereunder are secured by the security interests granted to Lender in the Security Agreement.

                                     DMX INTEGRATION, INC.




                                     By:  _______________________________

                                     Its: _______________________________



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